SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of August 12, 2013, is by and among UCP Holdings, Inc., a Nevada corporation (“UCPH”), and Sinan Bilgin (the “Shareholder”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

The Shareholder is the owner of 700,000 shares of common stock (the “COSMOS Shares”) of COSMOS Yatirim Ortakligi A.S., Turkey corporation (“COSMOS”) The Shareholder has agreed to transfer the COSMOS Shares in exchange for 1,500,000 newly issued shares of common stock of UCPH (the “UCPH Stock”).

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

Exchange of Shares

SECTION 1.01. Exchange by the Shareholder. At the Closing (as defined in Section 1.02), the Shareholder shall sell, transfer, convey, assign and deliver to UCPH the COSMOS Shares free and clear of all Liens in exchange for the UCPH Stock.

SECTION 1.02. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at the offices of Sichenzia Ross Friedman Ference LLP in New York, New York, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II

Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to UCPH as follows:

SECTION 2.01. Good Title. The Shareholder is the record and beneficial owner, and has good and marketable title to the COSMOS Shares, with the right and authority to sell and deliver the COSMOS Shares to UCPH as provided herein. Upon registering of UCPH as the new owner of the COSMOS Shares in the share register of COSMOS, UCPH will receive good title to the COSMOS Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances (collectively, “Liens”). The COSMO Shares represent approximately 11.67% of the total outstanding shares of COSMOS.

SECTION 2.02. Power and Authority. All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof.

SECTION 2.03. No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to the Shareholder; and (iii) will not violate or breach any contractual obligation to which the Shareholder is a party.

SECTION 2.04. No Finder’s Fee. The Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that UCPH will be responsible for.

SECTION 2.05. Purchase Entirely for Own Account. UCPH Stock proposed to be acquired by the Shareholder hereunder will be acquired for investment for his own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing UCPH Stock, except in compliance with applicable securities laws.

SECTION 2.06. Available Information. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in UCPH.

SECTION 2.07. Non-Registration. The Shareholder understands that UCPH Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein.

SECTION 2.08. Restricted Securities. The Shareholder understands that UCPH Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, UCPH Stock would be acquired in a transaction not involving a public offering. The Shareholder further acknowledges that if UCPH Stock is issued to the Shareholder in accordance with the provisions of this Agreement, such UCPH Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

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SECTION 2.09. Legends. The Shareholder understands that the UCPH Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.10. Accredited Investor. The Shareholder is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

ARTICLE III

Representations and Warranties of UCPH

UCPH represents and warrants as follows to the Shareholder that:

SECTION 3.01. Good Standing. UCPH is duly organized, validly existing and in good standing under the laws of the State of Nevada.

SECTION 3.02. Capital Structure. The authorized share capital of UCPH consists of Eight Hundred Million (800,000,000) shares of common stock, par value $0.0001 per share, of which Thirty Eight Million (38,000,000) shares are issued and outstanding (before giving effect to the issuances to be made at Closing), and 200,000,000 shares of preferred stock, par value $0.0001, of which 0 shares are issued and outstanding.

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SECTION 3.03. Authority; Execution and Delivery; Enforceability. The execution and delivery by UCPH of this Agreement and the consummation by UCPH of the Transactions have been duly authorized and approved by the Board of Directors of UCPH and no other corporate proceedings on the part of UCPH are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of UCPH, enforceable against UCPH in accordance with the terms hereof.

SECTION 3.04. No Conflicts; Consents.

(a) The execution and delivery by UCPH of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of UCPH under, any provision of (i) the articles of incorporation of UCPH, as in effect on the date hereof, or the bylaws of UCPH, as in effect on the date hereof.

(b) No consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to UCPH in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (A) filing with the SEC of reports under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions.

ARTICLE IV

Deliveries

SECTION 4.01. Deliveries of the Shareholder.

(a)	Concurrently herewith the Shareholder is delivering to UCPH this Agreement executed by the Shareholder.

(b)	At or prior to the Closing, the Shareholder shall deliver to UCPH:

(i)	certificates representing the COSMOS Shares; and

(ii)	this Agreement which shall constitute a duly executed share transfer power for transfer by the Shareholder of the COSMOS Shares to UCPH (which Agreement shall constitute a limited power of attorney in UCPH or any officer thereof to effectuate any share transfers as may be required under applicable law, including, without limitation, recording such transfer in the share registry maintained by COSMOS for such purpose).

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SECTION 4.02. Deliveries of UCPH.

(a)	Concurrently herewith, UCPH is delivering to the Shareholder a copy of this Agreement executed by UCPH.

(b)	Promptly following the Closing, UCPH shall deliver to the Shareholder a certificate representing the new shares of UCPH Stock issued to the Shareholder.

ARTICLE V

Conditions to Closing

SECTION 5.01. Shareholder Conditions Precedent. The obligations of the Shareholder to enter into and complete the Closing is subject, at the option of the Shareholder to the fulfillment on or prior to the Closing Date of the following conditions.

(a) Representations and Covenants. The representations and warranties of UCPH contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. UCPH shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by UCPH on or prior to the Closing Date. UCPH shall have delivered to the Shareholder, if requested, a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Shareholder, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of UCPH.

(c) Deliveries. The deliveries specified in Section 4.02 shall have been made by UCPH.

SECTION 5.02. UCPH Conditions Precedent. The obligations of UCPH to enter into and complete the Closing are subject, at the option of UCPH, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by UCPH in writing.

(a) Representations and Covenants. The representations and warranties of the Shareholder contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholder shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholder on or prior to the Closing Date. The Shareholder shall have delivered to UCPH, if requested, a certificate, dated the Closing Date, to the foregoing effect.

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(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of UCPH, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of COSMOS.

(c) Deliveries. The deliveries specified in Section 4.01 shall have been made by the Shareholder.

(d) Satisfactory Completion of Due Diligence. UCPH shall have completed its legal, accounting and business due diligence of COSMOS and the results thereof shall be satisfactory to UCPH in its sole and absolute discretion.

ARTICLE VI

Covenants

SECTION 6.01. Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 6.02. Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 6.03. Exclusivity. Each of UCPH and the Shareholder shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. Each of UCPH and the Shareholder shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

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If to UCPH, to:

UCP Holdings, Inc.

14 Wall Street, 20th Floor

New York, NY 10005

with a copy to:

Sichenzia Ross Friedman Ference, LLP

61 Broadway, Suite 32

New York, New York 10006

Attention: Andrea Cataneo, Esq.

Telephone: (212) 930-9700

Facsimile (212) 930-9725

If to the Shareholder, to:

Sinan Bilgin

SECTION 7.02. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by UCPH and the Shareholder. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 7.03. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholder and UCPH will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 7.04. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

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SECTION 7.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.06. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 7.07. Entire Agreement; Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) is not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 7.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in New York, New York, and the parties hereby waive any and all rights to trial by jury.

SECTION 7.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

UCPH:
UCP HOLDINGS, INC

By: /s/ Erdogan Cetin
Name: Erdogan Cetin
Title: Chairman

Shareholder:

/s/ Sinan Bilgin
Sinan Bilgin

[Signature Page to Share Exchange Agreement]